UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 23, 2011
Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 23, 2011, Smith Micro Software, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). Four proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals were described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2011. The final results for the votes regarding each proposal are set forth below.
     1. Stockholders elected two directors to the Company’s Board of Directors to hold office until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld
William W. Smith, Jr.	21,502,246	837,064
William C. Keiper	21,089,750	1,249,560
     2. The non-binding advisory resolution on executive compensation was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
16,033,566	6,274,141	31,603	7,829,309
     3. Stockholders gave advisory approval of a one-year frequency for future votes on executive compensation. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstained
17,142,653	2,670,506	2,489,746	36,405
     4. Stockholders ratified the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
29,062,921	1,043,223	62,475	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC. (Registrant)
Date: June 24, 2011	By:	/s/ Andrew C. Schmidt
		Name:	Andrew C. Schmidt
		Title:	Vice President and Chief Financial Officer